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                                                                    EXHIBIT 10.7

                         FORM OF RIGHTS AGENT AGREEMENT

         This Rights Agent Agreement (this "Agreement"), dated as of ________ __, 2003, is by and between XO Communication, Inc., a Delaware corporation (the "Company"), and American Stock Transfer & Trust Company, a New York Corporation (the "Rights Agent"). Certain capitalized terms used in this Agreement but not otherwise defined herein have the meanings set forth in the Third Amended Plan of Reorganization under Chapter 11 of the Bankruptcy Code of XO Communications, Inc. (the "Company"), dated July 22, 2002 (as confirmed by a Confirmation Order entered by the Bankruptcy Court for the Southern District of New York on November 15, 2002, the "Plan").

                                   WITNESSETH:

         WHEREAS, the Rights Agent is currently the Transfer Agent and Registrar for the Company in respect of its common stock, par value $0.01 per share (the "New Common Stock");

         WHEREAS, the Company proposes to commence a two stage rights offering (the "Rights Offering") with three classes of nontransferable rights and one class of transferable rights to purchase, in the aggregate, up to 43,333,333 shares (the "Rights Shares") of New Common Stock at a price of $5.00 per share (the "Subscription Price") to (a) in the case of Subscription Rights (as defined below), to the (i) holders of pre-petition general unsecured claims and pre-petition senior notes, (ii) holders of pre-petition class A common stock and
(iii) holders of pre-petition subordinated notes, pre-petition preferred stock and pre-petition class C common stock and (b) in the case of Transferable Rights (as defined below), if any, to the holders of pre-petition senior secured lender claims, as of the close of business on November 15, 2002 (the "Record Date")(collectively, the "Subscription Holders");

         WHEREAS, the Company proposes to distribute class A subscription rights (each a "Class A Right") to the holders of pre-petition general unsecured claims and pre-petition senior notes in a BLUE class A rights certificate (the "Class A Certificate") with the number of guaranteed rights to purchase one share of New Common Stock ("Firm Subscription Rights") allocated to each class A rights certificate printed in the upper right hand corner of the front of each BLUE certificate;

         WHEREAS, the Company proposes to distribute class B subscription rights (each a "Class B Right") to the holders of pre-petition class A common stock in a GREEN class B rights certificate (the "Class B Certificate") with the number of shares of pre-petition common stock giving rise to the rights in question (the "Underlying Common Rights") printed in the front upper right hand corner of each GREEN certificate under the number of firm subscription rights.

         WHEREAS, the Company proposes to distribute class C subscription rights (each a "Class C Right", and together with the Class A Rights and Class B Rights, the "Subscription Rights") to the holders of pre-petition subordinated notes, pre-petition preferred stock and pre-petition class C common stock in a RED class C rights certificate (the "Class C Certificate" and together with the Class A Certificate and the Class B Certificate the "Subscription Certificates")


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with the number "--1--" printed in the upper right hand corner of the front of each RED certificate, which represents only the right to exercise oversubscription rights;

         WHEREAS, the Company proposes to distribute transferable rights (the "Transferable Rights", together with the Subscription Rights, the "Rights") in transferable rights certificates (the "Transferable Certificates, and together with the Subscription Certificates, the "Certificates") to purchase any Rights Shares not purchased in the Rights Offering to its senior secured lenders at an exercise price of $5.00 per share;

         WHEREAS, the Transferable Rights will expire on the first day of business after the 29th day after the Transferable Certificates are issued (the "Transferable Rights Expiration Date");

         WHEREAS, the Rights Offering will expire on the first day of business after the 29th day after the Transferable Rights Certificates are issued (the "Subscription Rights Expiration Date");

         WHEREAS, the Company has filed a registration statement relating to the Rights and the Rights Shares with the Securities and Exchange Commission under the Securities Act of 1933 (the "Act") on July 22, 2003 (in the form in which it first becomes effective under the Act and as it may thereafter be amended, the "Registration Statement"), which Registration Statement will include a final prospectus containing the terms of the Rights Offering (the "Final Prospectus");

         WHEREAS, the Company desires the Right Agent to perform certain acts on behalf of the Company and the Right Agent desires to so act, in connection with distribution of the Subscription Certificates, transfers, if any, of the same and recordation of such transfers, the issuance and exercise of the Rights to subscribe therein set forth, and the coordination with MacKenzie Partners, Inc. (the "Information Agent") in order to fully inform the ultimate beneficial Subscription Holders of the Rights Offering, all upon the terms and subject to the conditions set forth herein;

         NOW THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, the parties hereby agree as follows:

         Section 1. Appointment of Rights Agent. The Company hereby appoints and authorizes the Rights Agent to act on its behalf in accordance with the provisions hereof, and the Rights Agent hereby accepts such appointment and agrees to so act. In connection with the foregoing appointment as Rights Agent, the Company hereby also appoints the Rights Agent as Transfer Agent and as Registrar of the Company for the Certificates and the New Common Stock to be issued pursuant to the Rights, to act as provided herein and as is otherwise customary in such capacities. The Rights Agent acknowledges that the Information Agent will assist the Rights Agent in connection with certain aspects of the Rights Offering as described in the Final Prospectus.

                  (b) Certificates. (a) The Rights Agent shall, from a list of the Company's Subscription Holders on the Record Date (which list shall either be prepared by the Rights Agent in its capacity as Transfer Agent and Registrar for the Common Stock or from a list provided by the Company), prepare and record Subscription Certificates in the names of the Subscription Holders of the Company as of the Record Date, setting forth the number of Subscription Rights to subscribe to Common Stock calculated in accordance with the Final
         Prospectus: provided, however, that the number of (i) Firm Subscription Rights, in the case of holders of class A rights or (ii) Underlying Common Rights, in the case of holders of class B rights, will be rounded down to the nearest whole number and no fractional Firm Subscription Rights will be issued. All questions as to the validity and eligibility of any rounding shall be determined by the Company in its sole discretion, and its determination shall be final and binding.The Rights Agent shall, from a list provided to the Rights Agent by the Company, prepare and record Transferable Certificates, if any, in the names of the holders of senior secured indebtedness of the Company as of the Record Date (the "Transferable Holders"), setting forth the pro rata share of Transferable Rights for each holder: provided, however, that the number of Firm Subscription Rights in each Transferable Certificate, will be rounded down to the nearest whole number and no fractional Firm Subscription Rights will be issued. All questions as to the validity and eligibility of any rounding shall be determined by the Company in its sole discretion, and its determination shall be final and binding.

                  (c) Reference is made to the Final Prospectus for a complete description of the Rights.

                  (d) The Certificates shall be executed on behalf of the Company by its President or Chief Financial Officer and by its Secretary or Assistant Secretary by facsimile signature. Upon written notice from the Company executed by its Chairman, President, Chief Financial Officer, any Vice President, Secretary or Assistant Secretary as to the effective date of the Registration Statement, the Rights Agent shall as promptly as practicable deliver the Certificates, together with a copy of the Prospectus, Instructions for Completing Subscription Certificates and all other ancillary documents relating to the Rights Offering, to all eligible participants as of the Record Date. The forms of Subscription Certificates, Instructions for Completing Subscription Certificates and Oversubscription Election Form are attached hereto as Exhibits A-1, A-2 and A-3, B and C, respectively. Forms of certificates for Transferable Rights and instructions therefore are attached hereto as Exhibits D and E respectively. If an officer whose signature has been placed upon a Certificate shall cease to hold such office at any time thereafter, such event shall have no effect on the validity of such Certificate.

                  (e) The Rights Agent shall keep or cause to be kept, at its principal offices in New York, New York, books for registration of the Rights hereunder. Such books shall show the names and addresses of the respective holders of the Rights and the number of Rights evidenced by each outstanding Certificate.

                  Section 2. Division of Certificates; Lost, Stolen, Mutilated or Destroyed Certificates.

                  (a) A bank, trust company, securities dealer or broker who receives Subscription Rights for more than one beneficial owner may not exchange its

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

         Subscription Certificate to obtain Subscription Certificates for the number of Rights which each such beneficial owner would have been entitled to receive had each been the holder of record of such shares on the Record Date. A bank, trust company, securities dealer or broker who receives Subscription Rights must exercise its Subscription Certificates on behalf of its beneficial holders.

                  (b) A bank, trust company, securities dealer or broker holding Transferable Rights for more than one beneficial owner may, by submitting a written request by 5:00 p.m., New York City time five business days prior to the Transferable Rights Expiration Date, exchange its Transferable Certificate to obtain Transferable Certificates for the number of Transferable Rights which each such beneficial owner would have been entitled to receive had each been the holder of record of such Transferable Rights upon their initial issuance; provided, however, each such beneficial owner's Transferable Rights will be rounded down to the nearest whole number and no fractional Transferable Rights or cash in lieu thereof will be distributed or paid.

                  (c) Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, mutilation, or destruction or a Certificate, and in the case of loss, theft or destruction, of indemnity and/or security satisfactory to them, in their sole discretion, and reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender and cancellation of the Certificate, if mutilated, the Rights Agent will make and deliver a new Certificate of like tenor to the registered Rights holder in lieu of the Certificate so lost, stolen, mutilated or destroyed. If required by the Company or the Rights Agent, an indemnity bond must be sufficient in the judgment of each party to protect the Company, the Rights Agent or any agent thereof from any loss which any of them may suffer in a lost, stolen, mutilated or destroyed Certificate is replaced.

         Section 3. Transfers. At any time after the issuance of Transferable Rights until 5:00 p.m. on the Transferable Rights Expiration Date, the Rights Agent shall:

                  (a) Effect transfers, divisions and combinations of Transferable Certificates at the request of the holders thereof, in the manner and subject to the terms and conditions set forth in the form of Transferable Certificate and the Final Prospectus.

                  (b) Issue new Transferable Certificates under the circumstances, in the manner and subject to the terms and conditions set forth in the form of Transferable Certificate and in the Final Prospectus, and deliver a copy of the Final Prospectus to each assignee or transferee of Transferable Certificates upon the transfer thereof.

                Section 4. Exercise of Rights.

                  (a) Holders of Rights holders may exercise their Rights by properly completing and signing the subscription form on their Certificate or, if applicable, Oversubscription Election form and mailing or delivering the Subscription Certificate or, if applicable, Oversubscription Election Form to Rights Agent at its corporate office specified in the Prospectus, together with payment of the aggregate Subscription Price in full, as set forth in Section 7 hereof. A Right will not be deemed exercised until the Rights Agent receives both payment of the Subscription Price and a duly executed Certificate or, if applicable, Oversubscription Election Form. Once a Rights holder has exercised a Right, such exercise may not be revoked.

                  (b) A Rights holder may exercise Rights in whole or in part, but no Rights may be exercised for fractional shares. If an exercising Rights holder does not indicate the number of Rights being exercised, or does not forward full payment of the aggregate Subscription Price for the number of Rights that the Rights holder indicates are being exercised, then the Rights holder will be deemed to have exercised the Rights with respect to the maximum number of Rights that may be exercised for the aggregate Subscription Price payment delivered by the Rights holder. Any amount remaining after application of the foregoing procedures shall be returned to the Rights holder by mail, without interest or deduction, as soon as practicable after (i) in the case of the Subscription Rights, the Subscription Rights Expiration Date or (ii) in the case of the Transferable Rights, the Transferable Rights Expiration Date (the applicable expiration date and time being referred to generally herein as "Expiration Time") and after all prorations and adjustments have been effected.

                  Section  5. Expiration Time, Guaranteed Delivery.

                  (a) Rights may be exercised at any time after the date of issuance of the Certificates with respect thereto but no later than 5:00 p.m., New York City time on the Expiration Time, after which all unexercised Rights will be null and void. The Rights Agent shall not honor any purported exercise of Rights received by the Rights Agent after the Expiration Time, regardless of when the documents relating to such exercise were transmitted.

                  (b) The Rights Agent shall not accept guaranteed delivery for any exercise in the Rights Offering.

                  Section  6. Payment; Escrow Account.

                  (a) Payment of the Subscription Price for all subscribed for Rights Shares shall be payable in United States dollars (i) by check, certified check or bank draft drawn upon a United States bank or postal, telegraphic or express money order payable to the order of American Stock Transfer & Trust Company, as Rights Agent, or (ii) by wire transfer of funds to the account of the Rights Agent, as agent for the Company maintained for such purpose as set forth in the Prospectus. The Subscription Price will be considered to have been paid only upon
         (x) clearance of any uncertified check, (y) receipt by the Rights Agent of any certified check or bank draft drawn upon a United States bank or any postal, telegraphic or express money order or (z) receipt of collected funds in the Rights Agent's account designated above, in payment of the Subscription Price.

                  (b) All funds received by the Rights Agent from the exercise of the Rights will be held by the Rights Agent, on behalf of the Company, in a segregated, non-interest bearing account pending disbursement in the manner described in subsection (c) below.


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

                  (c) The Rights Agent shall deliver to the Company all proceeds received in respect of the exercise of Rights as promptly as practicable following the receipt of such proceeds, but in no event later than fifteen (15) business days after the later of (i) the Subscription Rights Expiration Date or (ii) the Transferable Rights Expiration Date. Proceeds to be returned to oversubscribing Rights holders shall returned as soon as commercially practicable after the Expiration Date.

                  Section 7. No Rights of Stockholders. No Certificate shall entitled a Rights holder to vote or receive dividends or be deemed the holder of Rights Shares for any purpose, nor shall anything contained in any Certificate be construed to confer upon any Rights holder any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any action by the Company (whether upon any recapitalization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings of other action affecting stockholders, or receive dividends or otherwise, until the Rights evidenced thereby shall have been exercised and the Rights Shares purchasable upon the exercise thereof shall have become deliverable as provided in this Agreement and in the Prospectus.

                  Section 8. Delivery of Certificates. The Rights Agent, in its capacity as transfer agent for the New Common Stock, shall issue and deliver certificates representing Rights Shares purchased pursuant to exercise of the Rights to subscribers as soon as practicable after all prorations have been effected and after the later of (a) the Subscription Rights Expiration Date and
(b) the Transferable Rights Expiration Date. The Rights Agent shall promptly notify the Company as to the date of delivery of such certificates. Such certificates for New Common Stock purchased pursuant to the exercise of Rights shall be registered in the names of, and delivered to, the Rights holders exercising such Rights.

                  Section 9. Foreign and Certain Other Stockholders. Rights may not be exercised by any person, and neither the Prospectus nor any Certificate shall constitute an offer to sell or a solicitation of an offer to purchase any shares of Common Stock, in any jurisdiction in which such transactions would be unlawful. The Rights Agent shall reject any subscription pursuant to the exercise of Rights by Rights holders outside the United States, if in the opinion of the Company, the Company may not lawfully issue shares to such Rights holders. The Rights Agent shall not deliver Certificates to holders of Common Stock whose addresses are outside the United States, however, the Rights Agent shall deliver Prospectuses and the other ancillary documents to such holders, together with a letter in the form attached hereto as Exhibit D. The Rights Agent shall hold such Certificates for the account of such holders and upon notice from such holders shall exercise the Rights on their behalf. To so exercise such Rights, such stockholders must notify the Rights Agent and deliver the Subscription Price to the Rights Agent not later than the Expiration Time. If no instructions and payment have been received by the Rights Agent prior to the Expiration Time, the Rights will expire unexercised and be null and void.

                  Section 10. Reports. The Rights Agent shall notify both the Company and its designated representatives by telephone on a daily basis during the period commencing with the mailing of Certificates and ending at the Expiration Time, which notice shall thereafter be confirmed in writing, of (a) the number of Rights exercised on each day, (b) the number of Rights Shares subscribed for pursuant to the Rights and the number of such Rights for which payment has been received, (c) the number of Rights for which defective exercises have been received on such day and (d) cumulative totals derived from the information set forth in clauses (a) through (c) above. At or before 5:00 p.m. on the seventh business day following the Expiration Time, the Rights Agent shall certify in writing to the Company the cumulative totals through the Expiration Time derived from the information set forth in clauses (a) through (c) above. The Rights Agent shall also maintain and update a listing of holders who have fully or partially exercised their Rights and holders who have not exercised their Rights. The Rights Agent shall provide the Company or its designated representatives with the information compiled pursuant to this Section 12 as any of them shall request. The Rights Agent hereby represents and warrants that the information contained in each notification referred to in this Section 12 shall be accurate in all material respects.

                  Section 11. Future Instructions and Interpretation.

                  (a) All questions as to the timeliness, validity, form and eligibility of any exercise or Rights will be determined by the Company whose determinations shall be final and binding. The Company, in its sole discretion, may waive any defect or irregularity, permit a defect or irregularity to be corrected within such time as it may determine or reject the purported exercise of any Right. Subscriptions will not be deemed to have been received or accepted until all irregularities have been waived or cured within such time as the Company determines in its sole discretion. Neither the Company nor the Rights Agent shall be under any duty to give notification of any defect or irregularity in connection with the submission of Certificates or incur any liability for failure to give such notification.

                  (b) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any authorized officer of the Company, and to apply to any such officer for advice or instructions in connection with its duties, and shall be indemnified and not be liable for any action taken or suffered by it in good faith in accordance with instructions of any such officer.

                  Section 12. Payment of Taxes. The Company covenants and agrees that it will pay when due and payable all documentary, stamp and other taxes, if any, which may be payable in respect of the issuance or delivery of any Certificate or of the Rights Shares upon exercise of Rights; provided, however, that the Company shall not be liable for any tax liability arising out of any transaction which results in, or is deemed to be, an exchange of Rights or shares or a constructive dividend with respect to the Rights or shares.

                  Section 13. Cancellation and Destruction of Subscription Certificates. All Certificates surrendered for any reason shall be canceled by the Rights Agent, and no Certificate shall be issued in lieu thereof except as expressly permitted by the provisions of this Agreement. The Rights Agent shall maintain such cancelled Certificates as required by applicable regulations and law.

                  Section 14. Rights Agent Compensation The Company agrees that it will pay to the Rights Agent compensation for its services as such in accordance with the fee


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schedule attached hereto as Schedule I to act as Rights Agent, a copy of which the Company acknowledges having received. The Company further agrees that it will reimburse the Rights Agent for its necessary and reasonable expenses incurred in the performance of its duties as such, including without limitation, postage, stationery and supplies, and counsel fees.

                  Sectio 15. Confidential Information. The Rights Agent acknowledges the confidential and proprietary nature of the Company's shareholder records and information related thereto which it may receive pursuant to the exercise of its duties under this Agreement. The Rights Agent agrees that is shall maintain the confidentiality thereof and, except as necessary to fulfill any duty under this Agreement, shall not disclose the contents or nature thereof without the express prior written authorization of a Company Vice President or Chief Financial Officer.

                  Section 16. Indemnification. The Company will indemnify, protect and hold harmless the Rights Agent from any and all liability, cost or expense resulting from its acting as Rights Agent pursuant to this Agreement, including, without limitation, any act, omission, delay or refusal, made by it in reliance upon any signature, endorsement, assignment, certificate, order, request, notice, instructions or other instrument or document believed by it in good faith to be valid, genuine and sufficient, and in accepting any subscription or in effecting any transfer of Rights believed by it in good faith to have been duly authorized, in delaying or refusing in good faith to accept any subscription or effect any transfer of Rights. The Rights Agent shall, in issuing and registering New Common Stock as Transfer Rights Agent and Registrar pursuant to duly exercised Rights, be liable for and shall indemnify and hold the Company harmless from any and all liability, cost or expense as a result of or. arising our of its own negligence or bad faith or that of its agents, servants or employees. The indemnity hereunder shall survive termination of this Agreement.

                  Section 17. Covenants of the Company

                  (a) The Company covenants that all shares of New Common Stock issued upon exercise of Rights set forth in the Certificates will be validly issued, fully paid, nonassessable and free of preemptive rights.

                  (b) Upon written notice to the Rights Agent that the Commission shall have issued or threatened to issue any order preventing or suspending the use of the Prospectus, or if for any reason it shall be necessary to amend or supplement the Prospectus in order to comply with the Securities Act, the Rights Agent shall cease acting hereunder until receipt of written instructions from the Company and such assurances as it may reasonable request that it may comply with such instructions without violations of the Securities Act.

                  Section 18. Successor Rights Agent.

                  (a) Any corporation into which the Rights Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Rights Agent shall be a party, or any corporation succeeding to the corporate trust business of the Rights Agent, shall be the


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         successor to the Rights Agent hereunder without the execution or filing of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Rights Agent. In the event that, at the time such successor to the Rights Agent shall proceed to the agency created by this Agreement, any of the Certificates shall have been countersigned but not delivered, any such successor to the Rights Agent may adopt the countersignature of the original Rights
         Agent and deliver such Certificates so countersigned. In the event at such time any of the Certificates shall not have been countersigned, any successor to the Rights Agent may countersign such Certificates either in the name of the predecessor Rights Agent or in the name of the Successor Rights Agent, and in all such events such Certificates shall have the full force provided in the Certificates and in this Agreement.

                  (b) In the event at any time the name of the Rights Agent shall be changed and at such time any of the Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Certificates so countersigned. In the event at such time any of the Certificates shall not have been countersigned, the Rights Agent may countersign such Certificates either in its prior name or in its changed name, and in all such events such Certificates shall have the full force provided in the Certificates and in this Agreement.

                  Section 19. Conditions to Rights Agent's Obligations. The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions:

                  (a) The Rights Agent may consult with legal counsel (who may be, but is not required to be, legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

                  (b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company, prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof is herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chairman of the Board, President or a Vice President and by the Secretary or Assistant Secretary of Treasurer or Assistant Treasurer of the Company and delivered to the Rights Agent, and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

                  (c) The Rights Agent shall be liable hereunder only for its own gross negligence or willful misconduct.

                  (d) Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

                  (e) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Certificates or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

                  (f) The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Certificate; nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Certificate; nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any New Common Stock or other securities to be issued pursuant to this Agreement or any Subscription Certificate or as to whether any Rights Shares, or any shares or similar units of other securities, will, when issued, be validly authorized and issued, fully paid, and nonassessable.

                  (g) The Company agrees that it will perform, execute, acknowledge and deliver, or cause to be performed, executed, acknowledged and delivered, all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

                  (h) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

                  (i) The Rights Agent may resign and be discharged from its duties under this Agreement upon 45 days' notice in writing mailed to the Company by registered or certified mail.

                  Section 20. Supplements and Amendments. The Rights Agent may, without the consent or concurrence of the holder in whose names Certificates are registered, by supplemental agreement or otherwise, concur with the Company in making any changes or corrections in this Agreement or in a Certificate that is appropriate to cure any ambiguity or to correct any defective or inconsistent provision or clerical omission or mistake or manifest error therein or herein contained, and which shall not be inconsistent with the provisions of the Certificate except insofar as any such change may confer additional rights upon the Rights holders.

                  Section 21. Tax Matters.

                  (a) The Rights Agent shall comply with the information reporting and backup withholding requirements of the Internal Revenue Code of 1986, as amended, (the "Code"), including, without limitation, where appropriate, on a timely basis, filing with the Internal Revenue Service and furnishing to Rights holders fully completed Firms


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

         1099B and 1099DIV. The Rights Agent shall also collect and duly preserve Forms W-8 and W-9 and other forms or information necessary to comply with the backup withholding requirements of the Code.

                  (b) The Rights Agent shall withhold from payments made to Rights holders amounts sufficient to comply with the backup withholding requirements of the Code.

                  Section 22. Notices. All notices and other communications provided for or permitted hereunder shall be made by hand delivery, prepaid first class mail or telecopier:

                  (a)      If to the Company, to:

                           XO Communications, Inc.
                           11111 Sunset Hills Road
                           Reston, Virginia 20190
                           Attn: Legal Department

                  (b)      If to the Rights Agent, to:

                           American Stock Transfer & Trust Company
                           59 Maiden Lane
                           New York, New York 10038
                           Attn: Geraldine Zarbo

                  (c) If to a Rights holder, to the address shown on the Depository Trust Company lists or registry books of the Company.

         All such notices and communications shall be deemed to have been duly given when delivered by hand, if personally delivered; two business days after being deposited in the mail, postage prepaid, if mailed as aforesaid; when receipt is acknowledged, if telecopied.

                  Section 23. Assignment.

                  (a) Except as provided in subsection (c) below, neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the written consent of the other party.

                  (b) This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective permitted successors and assigns.


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

                  Section 24. Benefits of This Agreement. Nothing in this Agreement shall be construed to give any person or corporation other than the Company, the Rights Agent and the holders of the Certificates any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the holders of the Certificates.

                  Section 25. Amendments. This Agreement may be amended, supplemented or otherwise modified only by a written instrument executed and delivered by each of the Company and the Rights Agent.

                  Section 26. Governing Law. This Agreement will be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

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

                  Section 27. Counterparts. This Agreement may be executed by the parties hereto on separate counterparts, which counterparts taken together will be deemed to constitute one and the same instrument.

                                          XO COMMUNICATIONS, INC.



                                          By:
                                             ---------------------------------
                                          Name:
                                          Title:

                                          AMERICAN STOCK TRANSFER & TRUST
                                          COMPANY



                                          By:
                                             ---------------------------------
                                          Name:
                                          Title:



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